EXHIBIT 10.3

               AMENDED AND RESTATED TAX ALLOCATION AGREEMENT


         This agreement (the "Agreement") is entered into as of September 29, 2001 by and between Mrs. Fields' Holding Company, Inc., a Delaware corporation ("MFH"), TCBY Holding Company, Inc., a Delaware corporation ("TCBY"), Mrs. Fields Famous Brands, Inc., a Delaware corporation ("Parent"), and all direct and indirect subsidiaries of Parent as set forth on Schedule A attached hereto as such Schedule may be amended from time to time (MFH, TCBY and each other such subsidiary is referred to separately as the "Subsidiary" or collectively as the "Subsidiaries").

                                  Recitals

         MFH and each direct and indirect subsidiary thereof were, prior to the date hereof, includible corporations in an affiliated group of corporations of which MFH was the common parent, all within the meaning of
Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code").

         TCBY and each direct and indirect subsidiary thereof (except for TCBY Systems, LLC, which was and continues to be treated as a disregarded entity for U.S. Federal income tax purposes, and Americana Foods Limited Partnership, which was and continues to be treated as a partnership for U.S. Federal income tax purposes) were, prior to the date hereof, includible corporations in an affiliated group of corporations of which TCBY was the common parent (the "TCBY Group"), all within the meaning of
Section 1504 of Code.

         On the date hereof, MFH and TCBY each became wholly-owned subsidiaries of Parent, in a series of transactions (the "Combination") treated for United States Federal income tax purposes as a "reverse acquisition" within the meaning of Treasury Regulation ss.1.1502-75(d)(3), such that the following were deemed to occur: (i) the affiliated group of which MFH was the common parent continued in existence, with Parent joining such affiliated group and replacing MFH as the common parent of such affiliated group (the "Group"); (ii) the TCBY Group ceased to exist, and
(iii) TCBY and the TCBY subsidiaries became members of the Group.

         Parent and each Subsidiary (except for TCBY Systems, LLC, which is treated as a disregarded entity for U.S. Federal income tax purposes, and Americana Foods Limited Partnership, which is treated as a partnership for U.S. Federal income tax purposes) are includible corporations in an affiliated group of corporations of which Parent is the common parent, all within the meaning of Section 1504 of the Code.

         Parent (i) will file consolidated Federal income tax returns on behalf of itself and the other members of the Group and (ii) will file unitary, combined, consolidated or similar state, local and foreign income tax returns on behalf of itself and the other relevant members of the Group in all jurisdictions where advisable.

         Parent and the other members of the Group wish to allocate and settle among themselves the consolidated Federal, and unitary, combined, consolidated or similar state, local and foreign, income tax liabilities of the Group.

         Accordingly, the parties agree as follows:

         1. Definitions. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (a) "Estimated Tax Payments" for any Taxable Period means the aggregate payments for such Taxable Period provided in Paragraph 5.

               (b) "Final Determination" means a closing agreement with the Internal Revenue Service (the "IRS"), claim for refund which has been allowed, deficiency notice with respect to which the period for filing a petition with the Tax Court has expired, or a decision of any court of competent jurisdiction that is not subject to appeal or the time for appeal of which has expired.

               (c) "Group" means (1) for Federal income tax purposes, Parent, the Subsidiaries and all other corporations (whether now existing or hereafter formed or acquired) that at the time would be entitled or required to join with Parent in filing a consolidated Federal income tax return and (2) for unitary, combined, consolidated or similar state, local or foreign income tax purposes, Parent, the Subsidiaries and all other corporations (whether now existing or hereafter formed or acquired) that at the time would be entitled or required to join with Parent in filing a unitary, combined, consolidated or similar state, local or foreign income tax return.

               (d) "Subsidiary Separate Tax" for any Subsidiary with respect to any Taxable Period means, subject to the rules set forth below in this Paragraph 1(d) and Paragraph 6, a hypothetical Federal income tax liability that the Subsidiary would have for such Taxable Period determined as if the Subsidiary had filed its own separate Federal income tax return for such Taxable Period (or during any Taxable Period prior thereto), and calculated by (i) taking into account only losses, credits, and carryovers of losses and credits, from prior or subsequent Taxable Periods, and other tax attributes of the Subsidiary, which losses, credits, carryovers and other attributes are subject to limitations under the Code to the extent that such attributes would actually be utilized in the determination of the Subsidiary's Federal income tax if the Subsidiary filed a separate Federal income tax return for all Taxable Periods relating to the computation, (ii) imposing a tax on the taxable income of the Subsidiary at a rate equal to the highest marginal rate of corporate tax specified under the Code and applicable to that Taxable Period and taking into account minimum tax, alternative minimum tax and recapture of credits and (iii) employing the methods and principles of accounting, elections and conventions that are used by the Group.

               For purposes of determining Subsidiary Separate Tax for any Subsidiary with respect to any Taxable Period, the following special rules shall apply:

                           (A) Subsidiary Separate Tax may constitute the combined returns of certain member subgroups of the Group, as determined by Parent in its reasonable discretion from time to time with respect to any Taxable Period, and any obligation of a subgroup shall be a joint and several obligation of each member of the subgroup;

                           (B) The Subsidiary's tax basis in stock held by it (including the triggering of any excess loss account with respect to such stock under the consolidated return provisions of the Code and regulations thereunder ("Treasury Regulations")) shall not be affected by the calculation of hypothetical liability required by Paragraph 1(d); and

                           (C) Parent may from time to time establish any other special rules that Parent in its reasonable discretion deems necessary or appropriate to carry out the underlying principles of and procedures for allocation of this Agreement (including, without limitation, rules relating to carryovers of losses and credits).

               (e) "Taxable Period" means any 52/53-week period ending on the Saturday closest to December 31 with respect to which a consolidated Federal income tax return is filed on behalf of the Group.

         2. Payments by Subsidiary to Parent. For every Taxable Period in which the Subsidiary Separate Tax exceeds the Estimated Tax Payments or the Subsidiary Separate Tax as recomputed according to Paragraph 6 exceeds the Subsidiary Separate Tax, the Subsidiary shall pay to Parent an amount equal to such excess.

         3. Payments by Parent to Subsidiary. For every Taxable Period in which the Estimated Tax Payments exceed the Subsidiary Separate Tax or the Subsidiary Separate Tax exceeds the Subsidiary Separate Tax as recomputed according to Paragraph 6, Parent shall pay to the Subsidiary the amount of such excess.

         4. Time and Form of Payment. Payments pursuant to Paragraphs 2 and 3 shall be made by check or wire transfer of funds no later than three (3) days prior to the due date of the Group's consolidated Federal income tax return for the Taxable Period in question, not including extensions. If the due date for such return is extended, such payments shall be made on an estimated basis and shall be recalculated no later than three (3) days prior to the extended due date for such return, or the date that such return is actually filed, if earlier, and any difference between such recalculated payments and such estimated payments shall be paid by check or wire transfer of funds to the party entitled thereto at the time of such recalculation.

         5. Estimated Tax Payments. For every Taxable Period, each Subsidiary shall pay to Parent (by check or wire transfer of funds), no later than three (3) days prior to the fifteenth day of the fourth, sixth, ninth and twelfth months of such Taxable Period, 25%, 50%, 75% and 100%, respectively, of the current annual estimated Federal income taxes (including, without limitation, alternative minimum tax and superfund tax) that the Subsidiary would be required to pay for such Taxable Period, less any prior payments for such Taxable Period. Such hypothetical estimated Federal income tax liability shall be determined in a manner consistent with Paragraph l(d) and subject to approval by Parent.

         6. Adjustments

               (a) Carryback of Losses or Credits. Subject to the special rule in Paragraph 1(d)(A), in the event that a Subsidiary realizes in any Taxable Period a loss or credit that would be permitted under applicable provisions of the Code and Treasury Regulations (taking into account any election under Section 172(b)(3) of the Code) to be carried to one or more Taxable Periods that precede such Taxable Period if the Subsidiary had filed a separate Federal income tax return for all such Taxable Periods, the Subsidiary Separate Tax shall be recomputed for such preceding Taxable Periods to take into account such carryback and the payments pursuant to Paragraphs 2 and 3 shall be appropriately adjusted as determined by Parent in its reasonable discretion in a manner consistent with the underlying principles of and procedures for allocation of this Agreement; provided, however, that no such adjustments to Subsidiary Separate Tax or to the payments required pursuant to Paragraphs 2 and 3 shall be made with respect to any loss or credit carried back to a taxable year in which the Subsidiary was not a member of the Group. Any payment from Parent to the Subsidiary required by reason of such adjustment shall be paid by check or wire transfer of funds within the earlier of (i) 30 days following Parent's receipt of the related actual refund from the IRS or (ii) 90 days after the filing of the actual consolidated Federal income tax return on which the loss or credit is reported.

               (b) Redeterminations of Tax Liability. In the event of any redetermination of the consolidated Federal income tax liability of the Group for any Taxable Period as a result of an audit by the IRS, the allowance of a claim for refund, court determination, or otherwise, the Subsidiary Separate Tax shall be recomputed for such Taxable Period to take into account such redetermination in a manner consistent with such revised treatment and the payments pursuant to Paragraphs 2 and 3 shall be appropriately adjusted by Parent in its reasonable discretion in a manner consistent with the underlying principles of and procedures for allocation of this Agreement. Any additional payment required to be made by a party hereto by reason of such adjustment shall be paid by check or wire transfer of funds within 30 days of the date of a Final Determination with respect to such redetermination, or as soon as such adjustment can practicably be calculated, if later, together with interest for the period and at the rate provided for in applicable provisions of the Code and, if applicable, penalties and additions to tax.

               (c) Deconsolidation. In the event that a Subsidiary is determined not to have been properly treated as an includible corporation in the Group with respect to any Taxable Period, the amount of any payments made under Paragraphs 2, 3 and 5 (taking into account any adjustments pursuant to Paragraphs 6(a) and (b)) shall be refunded to the party entitled to such net amount within 30 days of a Final Determination of such deconsolidation, or as soon as the amount to be refunded can practicably be determined, if later, together with any applicable interest for the period.

               (d) Ceasing to Be a Member of the Group. Unless Parent in its reasonable discretion agrees otherwise, no adjustment to Paragraphs 2 and 3 shall be made in the event that a Subsidiary ceases to be a member of the Group and thereafter realizes in any taxable year a loss or credit that would be permitted under applicable provisions of the Code and Treasury Regulations to be carried to one or more Taxable Periods of the Group that precede such taxable year.

         7. Filing of Returns, Cooperation; Indemnification

               (a) Parent As Agent. Each Subsidiary hereby appoints Parent as its agent for the purpose of (i) filing such consolidated Federal income tax returns for the Group as Parent may elect or be required to file, (ii) making any Federal election (including, without limitation, selecting methods of accounting) or (iii) taking any other action in connection therewith on behalf of the members of the Group. Each Subsidiary hereby consents to the filing of such returns, the making of such elections and applications and the taking of such action.

               (b) Cooperation. Each Subsidiary shall cooperate with Parent regarding the application of this Agreement and the filing of any consolidated Federal income tax returns for the Group by maintaining such books and records and providing such information as may be necessary or useful for the application of this Agreement or for the timely filing of such returns and by executing any documents and taking any other action that Parent may reasonably request in connection therewith.

               (c) Indemnification. Each Subsidiary will indemnify and hold harmless Parent from any interest, penalties or additions to tax for any failure to timely file the consolidated Federal income or estimated tax return of the Group for any Taxable Period to the extent that such failure is attributable to the failure of such Subsidiary to make the payments required pursuant to Paragraphs 2, 4 and 5 or to the failure of such Subsidiary to comply with Paragraph 7(b).

         8. Resolution of Disputes. Any dispute or ambiguity concerning the calculation or basis of determination of any payment provided for under this Agreement, or any dispute or ambiguity concerning any other matter not otherwise addressed in this Agreement, shall be resolved by Parent in a manner consistent with the underlying principles of and procedures for allocation of this Agreement as determined by Parent in its reasonable discretion.

         9. Adjudications. In any audit, conference or other proceeding with the IRS, or in any judicial proceedings, concerning the determination of the Federal income tax liabilities of the Group or of any of its members (an "Adjudication"), the Group and each of its members shall be represented by persons selected by Parent. Each Subsidiary shall cooperate with Parent regarding any Adjudication. The settlement and terms of settlement of any issues relating to an Adjudication shall be in the reasonable discretion of Parent.

         10. Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto (including each member of the Group, whether or not such member was a member of the Group upon the original execution of this Agreement) and their respective successors and permitted assigns to the same extent as if such successors or assigns (or such future members) had been original parties to this Agreement. Parent will use its best efforts to cause each future member of the Group to assent formally to this Agreement.

         11. Legal and Accounting Fees. Any fees or expenses for legal, accounting or other professional services rendered in connection with the preparation of a consolidated Federal income tax return for the Group, the application of the provisions of this Agreement or any audit, conference or proceeding of the IRS or judicial proceedings relevant to any determination required to be made under this Agreement, may be allocated appropriately by and between Parent and each Subsidiary.

         12. State, Local and Foreign Taxes. The underlying principles of and procedures for allocation and payment of Federal income tax liabilities and all of the other provisions of this Agreement (including, without limitation, Paragraph 7) may, in the reasonable discretion of Parent, apply in the same general way with respect to unitary, combined, consolidated or similar state, local and foreign taxes.

         13. Effect of Agreement. This Agreement shall determine the rights and liabilities of Parent and each other member of the Group as to the matters provided for in this Agreement, whether or not such determination is effective for purposes of the Treasury Regulations, financial reporting purposes or other purposes. Notwithstanding anything expressed or implied to the contrary in this Agreement, the terms and conditions of the Supplement to Tax Allocation Agreement, entered into as of August 31, 2001 by and among MFH, the MFH Subsidiaries (as defined therein), TCBY, the TCBY Subsidiaries (as defined therein), and Parent shall govern if and to the extent that such terms and conditions would conflict with this Agreement.

         14. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the subject matter contained in this Agreement and supersedes all prior or contemporaneous agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party or by any officer, employee or representative of any party. This Agreement shall not be modified, supplemented or terminated except by a writing duly signed by each of the parties hereto, and no waiver of any provision of this Agreement shall be effective unless in a writing duly signed by the party sought to be bound.

         15. Code References. Any references to Sections of the Code shall be deemed to refer to any successor provisions of the Code and shall refer to such Sections or provisions as in effect from time to time.

         16. Notices. Any payment, notice, communication or approval required or permitted to be given under this Agreement shall be deemed to have been duly given if delivered by hand or deposited in the United States mail, postage prepaid and sent by certified or registered mail, addressed to a Subsidiary at the address appearing opposite such Subsidiary's name on Schedule A and, if addressed to Parent, at:

                  Mrs. Fields Famous Brands, Inc.
                  ATTENTION: Sandra Buffa
                  2855 East Cottonwood Parkway, Suite 400
                  Salt Lake City, UT 84121

         17. Third Parties. Except as specifically set forth or referred to in this Agreement, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto (and, in accordance with Paragraph 10, their successors or assigns) any rights or remedies under or by reason of this Agreement.

         18. Governing Laws. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws provisions.

         19. Term. This Agreement shall cease to be effective at such time as the parties hereto mutually agree in writing.

         20. Severability. If any provision of this Agreement or the application thereof to any party is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other parties or circumstances will not be affected thereby, the provisions of this Agreement being severable in any such instance.

         21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         The parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                   MRS. FIELDS FAMOUS BRANDS, INC.


                                   By:  /s/ MICHAEL WARD
                                      ----------------------------------------
                                   Name:   Michael Ward
                                   Title:  Senior V.P.


                                   MRS. FIELDS' HOLDING COMPANY, INC.


                                   By:  /s/ MICHAEL WARD
                                      ----------------------------------------
                                   Name:   Michael Ward
                                   Title:  Senior V.P.


                                   TCBY HOLDING COMPANY, INC.


                                   By:  /s/ MICHAEL WARD
                                      ----------------------------------------
                                   Name:   Michael Ward
                                   Title:  Senior V.P.


                                   SUBSIDIARIES:

                                   MRS. FIELDS' ORIGINAL COOKIES, INC.,
                                   SUNSHINE PRETZEL TIME, INC., PEACHTREE
                                   PRETZEL TIME, INC., CMBC, INC., THE MRS.
                                   FIELDS' BRAND, INC., MRS. FIELDS COOKIES
                                   AUSTRALIA, H&M OF CANADA, GREAT
                                   AMERICAN COOKIE COMPANY, INC.,
                                   LV-H&M, PRETZELMAKER, INC., FAIRFIELD
                                   FOODS, INC., AIRPORT COOKIES, INC.,
                                   PRETZEL TIME, INC.


                                   By:  /s/ MICHAEL WARD
                                      ----------------------------------------
                                   Name:   Michael Ward
                                   Title:  Senior V.P.


                                   TCBY ENTERPRISES, INC., TCBY INTERNA-
                                   TIONAL, INC., CMI PROPERTY HOLDINGS,
                                   INC., JUICE WORKS DEVELOPMENT, INC.,
                                   RIVERPORT EQUIPMENT AND DISTRIBUTION
                                   COMPANY, TCBY OF KUWAIT, TCBY INTERNATIONAL
                                   FOREIGN SALES CORPORATION, TCBY OF ARUBA,
                                   INC., TCBY OF AUSTRALIA, INC., TCBY OF
                                   BOLIVIA, INC., TCBY OF COLUMBIA, INC.,
                                   TCBY OF IRELAND, INC., TCBY OF ISRAEL, INC.,
                                   TCBY OF JORDAN, INC., TCBY OF MEXICO, INC.,
                                   TCBY OF THE NETHERLANDS, INC., TCBY OF THE
                                   PHILIPPINES, INC., TCBY OF PORTUGAL,
                                   INC., TCBY OF QATAR, INC., TCBY OF SAUDI
                                   ARABIA, INC., TCBY OF SOUTH AFRICA,
                                   INC., TCBY OF TEXAS, INC., TCBY OF TURKEY,
                                   INC., TCBY UNITED KINGDOM, INC., AMERICANA
                                   FOODS GENERAL PARTNER, INC., FSL, INC.


                                   By:  /s/ MICHAEL WARD
                                      ----------------------------------------
                                   Name:   Michael Ward
                                   Title:  Senior V.P., General Counsel


                                   TCBY SYSTEMS, LLC


                                   By:  /s/ MICHAEL WARD
                                      ----------------------------------------
                                   Name:   Michael Ward
                                   Title:  Senior V.P., General Counsel


                                   AMERICANA FOODS LIMITED PARTNERSHIP
                                   By: Americana Foods General Partner, Inc.
                                   Its: General Partner


                                   By:  /s/ MICHAEL WARD
                                      ----------------------------------------
                                   Name:   Michael Ward
                                   Title:  Senior V.P., General Counsel

                                   All those other Subsidiaries appearing on Schedule A to the Tax Allocation Agreement, as such Schedule may be amended from time to time.





                                 SCHEDULE A
                                     TO
               AMENDED AND RESTATED TAX ALLOCATION AGREEMENT
                       DATED AS OF SEPTEMBER 29, 2001
                               BY AND BETWEEN
                                 PARENT AND
                              EACH SUBSIDIARY


Subsidiary


Mrs. Fields' Holding Company, Inc.
Sunshine Pretzel Time, Inc.
Peachtree Pretzel Time, Inc.
CMBC, Inc.
Mrs. Fields' Original Cookies, Inc.
The Mrs. Fields' Brand, Inc.
Mrs. Fields Cookies Australia
H&M of Canada
Great American Cookie Company, Inc.
LV-H&M
Pretzelmaker, Inc.
Fairfield Foods, Inc.
Airport Cookies, Inc.
Pretzel Time, Inc.
TCBY Holding Company, Inc.
TCBY Enterprises, Inc.
TCBY Systems, LLC
TCBY International, Inc.
CMI Property Holdings, Inc.
Juice Works Development, Inc.
Riverport Equipment and Distribution Company
TCBY of Kuwait
TCBY International Foreign Sales Corporation
TCBY of Aruba, Inc.
TCBY of Australia, Inc.
TCBY of Bolivia, Inc.
TCBY of Columbia, Inc.
TCBY of Ireland, Inc.
TCBY of Israel, Inc.
TCBY of Jordan, Inc.
TCBY of Mexico, Inc.
TCBY of the Netherlands, Inc.
TCBY of the Philippines, Inc.
TCBY of Portugal, Inc.
TCBY of Qatar, Inc.
TCBY of Saudi Arabia, Inc.
TCBY of South Africa, Inc.
TCBY of Texas, Inc.
TCBY of Turkey, Inc.
TCBY United Kingdom, Inc.
Americana Foods General Partner, Inc.
FSL, Inc.
Americana Foods Limited Partnership